Exhibit 32.1

Certification of Chief Executive Officer

of Tipperary Corporation Pursuant to 18 U.S.C. §1350

In connection with the Quarterly Report on Form 10-Q of Tipperary Corporation (the “Company”) for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David L. Bradshaw, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David L. Bradshaw

Name: David L. Bradshaw Title: Chief Executive Officer Date: November 14, 2003